UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 11, 2010

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2010, the Compensation Committee of the Board (a) terminated the Pre-2005 Executive Stock Unit Program, effective immediately, and (b) amended the 2005 Executive Stock Unit Program, effective April 1, 2011. Each Committee action affects employee benefits provided to, among others, the Company’s chief executive officer, chief financial officer and all other named executive officers.

A. Termination of Pre-2005 Executive Stock Unit Program

All stock units will be converted to shares of Company common stock on a one-to-one basis (minus the required withholding tax) and distributed to participants before the end of the year. The Pre-2005 Program was a non-qualified deferred compensation program, established under the Company’s Flexible Stock Plan. It was frozen as of December 31, 2004. Before being frozen, it allowed employees to make pre-tax contributions to acquire Company stock units at a 15% discount to market. The Company matched 50% of the employee’s contribution and could match another 50% if certain earnings objectives were met. Dividend equivalents, also at a 15% discount, continued to accrue on frozen account balances.

Reference is made to the Pre-2005 Executive Stock Unit Program which was filed December 10, 2004 as Exhibit 10.2 to the Company’s Form 8-K. The above description of the Pre-2005 Executive Stock Unit Program is qualified in its entirety by the Pre-2005 Program document.

B. Amendment to 2005 Executive Stock Unit Program

The 2005 ESU Program, established pursuant to the Company’s Flexible Stock Plan, is a non-qualified deferred compensation program. It allows management and/or highly compensated employees to make pre-tax deferrals of up to 10% of their cash compensation above certain thresholds through payroll deduction to acquire Company stock units at a 15% discount to market. The amendment will change the 2005 ESU Program by providing that,

(i)	participants will now have two accounts: a Company stock unit account and a diversified investment account;

(ii)	all participant contributions, beginning April 1, 2011, will be credited to the diversified investment accounts;

(iii)	the Company will make a premium contribution to the diversified investment account equal to 17.65% of the participant’s contribution;

(iv)	the participant can change investment elections in the diversified investment account; and

(v)	the diversified investment accounts will be settled in cash.

Material terms and conditions of the 2005 Executive Stock Unit Program, as amended are briefly described below.

Diversified Investment Accounts

Participant Contributions	All payroll deductions will be credited to a diversified investment account, the value of which will mirror diversified investments selected by the participant.

Company Premium Contributions	The Company will make a premium contribution to the diversified investment account equal to 17.65% of the participant’s contribution (equivalent to a 15% discount on the stock units).

Investment Elections	Participants may change investment elections in the diversified investment accounts but cannot purchase Company common stock or stock units in these accounts.

Distribution	Diversified investment accounts will be settled in cash (less required withholding tax) after the participant’s retirement, death, disability or termination in accordance with the terms of the 2005 ESU Program. Participants may elect to receive the cash all at once or in annual installments for up to 15 years.

Company Stock Unit Accounts

Company Matching Contributions	The Company will make a 50% match of participant contributions to acquire Company stock units at a 15% discount to market.

Company Additional Matching Contributions	If certain “return on capital employed” objectives are met, the Company will make a match, up to 50% of participant contributions, to acquire Company stock units at a 15% discount to market.

Company Dividend Contributions	The Company will make a dividend equivalent contribution to acquire Company stock units at a 15% discount to market.

Diversification	Company stock unit accounts may not be diversified.

Distribution	The Company intends to settle all stock units in Company common stock on a one-to-one basis (less required withholding tax) after the participant’s retirement, death, disability or termination in accordance with the 2005 ESU Program, but has discretion to settle the stock units in cash. Participants may elect to receive payment all at once or in annual installments for up to 15 years.

Reference is made to the 2005 Executive Stock Unit Program, as amended and restated, effective April 1, 2011, which is attached as Exhibit 10.2 and incorporated by reference. The above description of the 2005 ESU Program is qualified in its entirety by the 2005 ESU Program document.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Pre-2005 Executive Stock Unit Program, amended and restated, effective as of December 31, 2004, filed December 10, 2004 as Exhibit 10.2 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

10.2*	2005 Executive Stock Unit Program, as amended and restated, effective April 1, 2011

10.3	Flexible Stock Plan, amended and restated, effective as of May 13, 2010, filed March 25, 2010 as Appendix A to the Company’s Proxy Statement, is incorporated by reference. (SEC File No. 001-07845)

*	Filed with this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: November 16, 2010	By:	/S/ JOHN G. MOORE
John G. Moore Vice President—Chief Legal & HR Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Pre-2005 Executive Stock Unit Program, amended and restated, effective as of December 31, 2004, filed December 10, 2004 as Exhibit 10.2 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

10.2*	2005 Executive Stock Unit Program, as amended and restated, effective April 1, 2011

10.3	Flexible Stock Plan, amended and restated, effective as of May 13, 2010, filed March 25, 2010 as Appendix A to the Company’s Proxy Statement, is incorporated by reference. (SEC File No. 001-07845)

*	Filed with this Form 8-K.